EXHIBIT 23.2
                                                                    ------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2002, except as to Note 18 which is dated as of February 15, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 2001.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Miami, Florida
April 25, 2002